UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SAUCONY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Additional Materials Filed Pursuant to Rule 14a-6

This filing consists of a statement made by Saucony, Inc. on September 7, 2005.

	Company Contact:	Michael Umana
Saucony, Inc.
Chief Financial Officer,
Chief Operating Officer/Treasurer
(978) 532-9000
For Immediate Release		(800) 625-8080

	Investor Relations:	Chad A. Jacobs/Brendon Frey
Integrated Corporate Relations
(203) 682-8200
cjacobs@icrinc.com

ISS Recommends Saucony Shareholders Vote FOR Proposed Acquisition By Stride Rite

PEABODY, Mass. September 7, 2005 – Saucony, Inc. (NASDAQ: SCNYA and SCNYB) announced today that Institutional Shareholder Services, Inc. (ISS), the nation’s leading independent proxy advisory firm, has recommended that Saucony shareholders vote FOR the proposed acquisition of Saucony by The Stride Rite Corporation (NYSE: SRR) at Saucony’s special meeting of stockholders on Friday, September 16, 2005. The recommendations of ISS are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

In its report on the proposed Saucony-Stride Rite transaction, ISS stated:

•	“[We] believe that the merger agreement warrants shareholder support.”

•	“We note that the Company’s decision to sell was reached following a lengthy sale process, in which a total of 46 parties were contacted.”

Saucony President and Chief Executive Officer John Fisher said, “We are pleased that ISS has recommended that Saucony shareholders approve the proposed acquisition by Stride Rite. This positive recommendation by a well-respected advisory firm underscores the rigorous and deliberative process the Board conducted in reaching the agreement with Stride Rite and the compelling nature of this transaction. The Board encourages all Saucony shareholders to follow the voting recommendations made by ISS and support the merger with Stride Rite.”

As previously announced, on June 2, 2005, Saucony and Stride Rite entered into a definitive agreement under which Stride Rite agreed to pay $23 in cash for each outstanding share of Saucony Class A and Class B common stock, or approximately $172 million in aggregate value. Saucony’s Board of Directors unanimously recommends that stockholders vote for the proposed acquisition.

About Saucony

Saucony designs, develops and markets performance-oriented athletic footwear, athletic apparel and casual leather footwear. Its principal products are:

—	technical running, walking, cross-training and outdoor trail shoes and athletic apparel, which the Company sells under the Saucony brand name;

—	technical running shoe models from the early 1980s, which the Company reintroduced in 1998 as Saucony “Originals”, its classic footwear line;

—	athletic apparel, which the Company sells under the Hind brand name; and

—	shoes for coaches and officials, cleated football and multi-purpose footwear and casual leather walking and workplace footwear, which the Company sells under the Spot-bilt brand name.

Saucony’s products are sold in the United States at more than 5,500 retail locations and at its 21 factory outlet stores. Outside the United States the Company’s products are sold in 53 countries through 24 independent distributors located throughout the world and through the Company’s subsidiaries located in Canada, The Netherlands and the United Kingdom and at the Company’s two factory outlet stores in Canada. For more information, visit www.saucony.com .

Saucony®, GRID®, Hind®, Spot-bilt®, and Hyde® are registered trademarks of Saucony, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Important Additional Information Has Been Filed with the SEC

This communication may be deemed to be soliciting material in respect of the proposed transaction with Stride Rite. In connection with the proposed transaction with Stride Rite, the Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a definitive proxy statement. The definitive proxy statement contains important information about the Company, the transaction and related matters. Investors and security holders are urged to read carefully the definitive proxy statement.

Investors and security holders are able to obtain free copies of the definitive proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders may obtain free copies of the definitive proxy statement from the Company by contacting Saucony Investor Relations, Saucony, Inc., 13 Centennial Drive, Peabody, Massachusetts 01960, 978-532-9000.

The Company, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions with Stride Rite. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual

Report on Form 10-K for the year ended December 31, 2004, its Quarterly Reports on Form 10-Q for the quarters ended April 1, 2005 and July 1, 2005, its proxy statement for its 2005 Annual Meeting of Stockholders dated April 21, 2005, its current Reports on Form 8-K dated June 2, 2005, June 20, 2005 and July 27, 2005 and its definitive proxy statement relating to the proposed transaction with Stride Rite dated August 11, 2005, which are filed with the SEC. As of August 8, 2005, the Company’s directors and executive officers and their affiliates beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 1,233,290 shares, or 48.9%, of the Company’s Class A Common Stock and approximately 1,194,984 shares, or 25.3%, of the Company’s Class B Common Stock. All outstanding options for Company Common Stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $23 per share purchase price.

In addition, in connection with the execution of the Merger Agreement, Messrs. Fisher and Gottesman entered into executive benefits agreements. At Stride Rite’s request, Mr. Fisher entered into a one-year consulting agreement with Stride Rite effective upon the closing of the merger. A more complete description of these arrangements is available in the definitive proxy statement.

Safe Harbor For Forward-Looking Statements

Statements in this Current Report on Form 8-K contain forward-looking statements regarding the proposed transaction between Stride Rite and Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Stride Rite’s or the Company managements’ future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to obtain the approval of the Company’s shareholders; the ability to consummate the transaction; the ability of Stride Rite to successfully integrate the Company’s operations and employees; intense competition among designers, marketers, distributors and sellers of footwear; changes in consumer fashion trends that may shift to footwear styling not currently included in the Company’s product lines; the loss of significant suppliers or customers, such as department stores and specialty retailers; the consolidation or restructuring of such customers, including large chain and department stores, which may result in unexpected store closings; difficulties in implementing, operating and maintaining complex information systems and controls, including, without limitation, the systems related to retail stores, systems related to demand and supply planning and inventory control; and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent Quarterly Report on Form 10-Q filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.